Exhibit 99

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Condor Technology Solutions, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, J. L. Huitt, Jr., Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)    The Report fully complies with the requirements of section 15 (d) of the Securities Exchange Act of 1934.

(2)    The Consolidated Statements of Operations for the Three Months End September 30, 2002, September 30, 2001 and the Nine months Ended September 30, 2002, appearing on page 2 of the Report, and the Consolidated Condensed Statement of Cash Flows for the Nine months Ended September 30, 2002, on page 3 of the Report, are presented fairly in all material respects.  The Consolidated Statement of Operations for the Nine months Ended September 30, 2001, on page 2 of the Report, and the Consolidated Condensed Statement of Cash Flows for the Nine months Ended September 30, 2001, on page 3 of the Report, cover transactions and business occurring prior to my employment on March 1, 2001 and about which I have no direct knowledge.

(3)    Material transactions and business operations occurring after my employment on March 1, 2001 are fairly presented in all material respects in the Consolidated Balance Sheets as of September 30, 2001 and 2002.  I have no direct knowledge of transactions or business operations prior to my employment.

For purposes of managing the Company, I have assumed that financial statements covering periods prior to my employment on March 1, 2001 are accurate based on the reviews and audits performed by the Company’s independent auditors BDO Seidman LLP.

/s/ J. L. Huitt, Jr.
J. L. Huitt, Jr.
Chief Executive Officer
November 14, 2002